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Exhibit 99.9

(Return this Proxy Card in the CREAM envelope)

BUSINESS BANCORP

THIS PROXY CARD IS SOLICITED BY THE TRUSTEE OF
THE BUSINESS BANK OF CALIFORNIA
RETIREMENT SAVINGS PLAN
AND MAY BE REVOKED PRIOR TO                        , 2004

        The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and proxy statement/prospectus, each dated                        , 2003, and does hereby direct the 401(k) Plan Trustee to vote in person or by proxy all of the shares of Business Bancorp common stock credited to the undersigned under the Business Bank of California Retirement Savings Plan (the "401(k)") at the special meeting of shareholders of Business Bancorp to be held at the Hilton Hotel near the Oakland Airport, One Hegenberger Road, Oakland, California on January     , 2004, at                         a.m. Pacific Time as follows:

    To consider and vote on the adoption of the merger agreement among UnionBanCal Corporation, Union Bank of California, N.A., Business Bancorp and Business Bank of California, as described in the proxy statement/prospectus.

    FOR    ☐        AGAINST    ☐        ABSTAIN    ☐

    If any other business is presented at the special meeting, including whether or not to adjourn the meeting, the Board of Directors of Business Bancorp, in their best judgment, will vote on such matters.

        Please complete, date, sign and return this Proxy Card to the following address no later than                        , 2004:

    Principal Financial Group
    P.O. Box 8600
    Waterloo, IA 50704
    Attn: Dana Alderson

        If the Proxy Card is properly completed, signed and returned, the shares allocated to your account under the 401(k) will be voted in accordance with your direction on the proposal. Please note the following:

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  If your Proxy Card is signed and returned without a voting direction, your shares will be voted in the same proportion as all the shares held by the 401(k) for which voting instructions have been received.

  •
  If your Proxy Card is not returned or is returned unsigned, your shares will be voted in the same proportion as all the shares held by the 401(k) for which voting instructions have been received.

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  Additionally, if you direct the Trustee to abstain from voting, the shares will not be voted if your proxy card is properly signed and indicates that you wish to abstain from voting.

Dated:

Signature
PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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BUSINESS BANCORP THIS PROXY CARD IS SOLICITED BY THE TRUSTEE OF THE BUSINESS BANK OF CALIFORNIA RETIREMENT SAVINGS PLAN AND MAY BE REVOKED PRIOR TO , 2004